Exhibit 10.1
ALIGN TECHNOLOGY, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED AS OF MAY 19, 2021)

1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase shares of the Company’s Common Stock. The Plan includes two components: a 423 Component and a Non-423 Component. The Company’s intention is to have the 423 Component qualify as an “employee stock purchase plan” under Code Section 423. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and non-discriminatory basis consistent with the requirements of Code Section 423. In addition, this Plan authorizes the grant of options under the Non-423 Component that do not qualify as an “employee stock purchase plan” under Code Section 423. The options granted under the Non-423 Component are granted pursuant to rules, procedures or sub-plans adopted by the Board or by a Committee designed to achieve tax, securities laws or other objectives for eligible employees and the Company.

2.Definitions.

(a)“423 Component” means the component of the Plan intended to qualify as an “employee stock purchase plan” under Code Section 423.

(b)“Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(c)“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(d)“Board” means the Board of Directors of the Company.

(e)“Change in Control” means the occurrence of any of the following events:

i.Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company;

ii.Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board are replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same person will not be considered a Change in Control; or

iii.Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or

Exhibit 10.1
acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(e), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f)“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g)“Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(h)“Common Stock” means the common stock of the Company, par value $0.0001.

(i)“Company” means Align Technology, Inc., a Delaware corporation, or any successor thereto.

(j)“Compensation” means (i) the regular base salary paid to a Participant by the Company and/or Employer plus (ii) all overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments received during such period. Such Compensation will be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or Employer. However, Compensation will not include any contributions made by the Company or any Employer on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such calculation of Compensation).

(k)“Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(l)“Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(m)“Director” means a member of the Board.

(n)“Eligible Employee” means, unless otherwise required under Applicable Law, any individual who is a common law employee of the Company or a Designated Subsidiary and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate offering. For

Exhibit 10.1
purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds six (6) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated six months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis for the 423 Component) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) for purposes of the 423 Component, is a highly compensated employee within the meaning of Code Section 414(q) with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each offering in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that offering. Notwithstanding the foregoing, for purposes of the Non-423 Component, any employee (or group of employees) may be excluded from participation in the Plan or an offering thereunder if the Administrator has determined, in its sole discretion, that participation of such employee(s) is not advisable or practicable for any reason.

(o)“Employer” means the employer of the applicable Eligible Employee(s).

(p)“Enrollment Date” means the first Trading Day of each Offering Period.

(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r)“Exercise Date” means the last Trading Day of each Purchase Period.

(s)“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

i.If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or on the last preceding Trading Day for which such quotation exists if the date of determination is not a Trading Day), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii.If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or on the last preceding Trading Day if the date of determination is not a Trading Day), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

iii.In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(t)“Fiscal Year” means the fiscal year of the Company.

Exhibit 10.1
(u)“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(v)“Non-423 Component” means the component of the Plan not intended to qualify as an “employee stock purchase plan” under Code Section 423.

(w)“Offering Periods” means a period during which an option may be granted pursuant to the Plan and may be exercised on one or more Exercise Dates as specified in Section 4. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

(x)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(y)“Participant” means an Eligible Employee that participates in the Plan.

(z)“Plan” means this Align Technology, Inc. 2010 Employee Stock Purchase Plan, as amended and restated.

(aa)“Purchase Period” means the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.

(ab)“Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Code Section 423 (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20.

(ac)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

(ad)“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

3.Eligibility.

(a)Offering Periods. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b)Limitations. Any provisions of the Plan to the contrary notwithstanding for the 423 Component, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Code Section 424(d)) would own capital stock of the Company or any Parent or Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or any Parent or Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Code Section 423) of the Company or any Parent or Subsidiary accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Code Section 423 and the regulations thereunder.

4.Offering Periods. The 423 Component of the Plan will be implemented by consecutive, overlapping twenty-four (24) month periods with a new Offering Period commencing on the first Trading Day on or after February 1 and

Exhibit 10.1
August 1 each year, or on such other date as the Administrator will determine. The non-423 Component of the Plan will be implemented by a series of six (6) month Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 1 and August 1 each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation. An Eligible Employee may participate in the Plan by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed enrollment agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.

6. Contributions.

(a)At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day or other Contributions (to the extent permitted by the Administrator) made during the Offering Period in an amount not less than one percent (1%) and not exceeding fifteen percent (15%) of Compensation, which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the subsequent Purchase Period or Offering Period. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the enrollment agreement prior to each Exercise Date of each Purchase Period, provided that payment through means other than payroll deductions shall be permitted only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Purchase Period. A Participant’s enrollment agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b)Payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c)All Contributions made for a Participant will be credited to his or her account under the Plan and payroll deductions will be made in whole percentages only. A Participant may not make any additional payments into such account.

(d)A Participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her Contributions during the Offering Period by (i) properly completing and submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Exercise Date, a new enrollment agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that a Participant may only make one Contribution change during each Purchase Period and, provided, further, that unless the Administrator provides otherwise, a Participant may reduce, but not increase, his or her Contribution rate during a Purchase Period for that Purchase Period (it being understood that a Participant may increase his or her Contribution rate for a future Purchase Period prior to the commencement of any such Purchase Period). If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period, and may

Exhibit 10.1
establish such other conditions or limitations as it deems appropriate for Plan administration. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as soon as administratively possible.

(e)Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423(b)(8) and Section 3(b), a Participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Code Section 423(b)(8) and Section 3(b) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f)Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, and (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code.

(g)At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or the Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7.Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that (a) in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 2,500 shares of the Company’s Common Stock (subject to the limitations set forth in Section 3(b)) on the Enrollment Date, (b) in no event will the number of shares of the Company’s Common Stock that may be purchased during each Purchase Period under the Plan exceed 400,000 shares, and (c) such limits under clauses (a) and (b) further will be subject to the limitations set forth in Section 13 and to any adjustment pursuant to Section 19. The Eligible Employee may accept the grant of such option with respect to an Offering Period by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8.Exercise of Option.

(a)Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional

Exhibit 10.1
shares of Common Stock will be purchased; unless otherwise determined by the Administrator for legal or administrative reasons, any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be refunded as soon as administratively possible along with any other funds left over in a Participant’s account after the Exercise Date. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange for the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10.Withdrawal.

(a)A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b)A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

Exhibit 10.1
11.Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated.

12.Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13.Stock.

(a)Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 4,400,000 shares of Common Stock.

(b)Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c)Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14.Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan, to designate subsidiaries as participating in the Plan, to determine eligibility, including which subsidiaries shall be Designated Subsidiaries and whether the employees of the Designated Subsidiary shall participate in the 423 Component or the Non-423 Component. Notwithstanding any provision in this Plan to the contrary, the Board or Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the U.S. Without limiting the generality of the foregoing, the Board or the Committee specifically is authorized to adopt rules, procedures and sub-plans, which, for purposes of the Non-423 Component, may be outside the scope of Code Section 423, regarding, without limitation, eligibility to participate, the definition of Compensation, handling of payroll deductions, making of Contributions to the Plan (including, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of Common Stock issuances, which may vary according to local requirements. Every finding, decision and determination made by the Administrator will, to the full extent permitted by Applicable Law, be final and binding upon all parties.

15.Designation of Beneficiary.

(a)If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

Exhibit 10.1

(b)Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

16.Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under offerings in which Applicable Law requires that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.

18.Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19.Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for

Exhibit 10.1
the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.Amendment or Termination.

(a)The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b)Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

i.amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

ii.altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

Exhibit 10.1
iii.shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

iv.reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

v.reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.
21.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.Code Section 409A. The Plan is exempt from the application of Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25.Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

26.Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

Exhibit 10.1
27.Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.